UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-12

FUELCELL ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3 Great Pasture Road

Danbury, CT 06813

203-825-6000

Notice of 2013 Annual Meeting of Shareholders and Proxy Statement

Thursday, March 28, 2013

10:00 a.m. Eastern Standard Time

Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut

Matters to be voted on:

1.

To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.

To ratify the selection of the independent registered public accounting firm for fiscal 2013; and

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 1, 2013 are entitled to vote at the meeting.

INFORMATION REGARDING ADMISSION TO THE 2013 ANNUAL MEETING.

All persons attending the 2013 Annual Meeting should follow the advance registration instructions on page 34 of this proxy statement to obtain admission to the meeting.

Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please vote your shares according to the instructions on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card. Any proxy may be revoked by delivery of a proxy dated subsequent to the previous submission. Shareholders of record who attend the annual meeting may vote in person even if they have previously delivered a signed proxy.

February 4, 2013

By Order of the Board of Directors,

Michael S. Bishop
Corporate Secretary

Dear FuelCell Energy Shareholder:

You are cordially invited to attend the FuelCell Energy, Inc. (“FuelCell”) Annual Meeting of Shareholders to be held on Thursday, March 28, 2013 at 10:00 a.m. Eastern Standard Time, at the Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describe the matters to be acted upon at the meeting.

The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell and its shareholders. We urge you to read the Proxy Statement and give these proposals your careful attention.

Your vote is important regardless of the number of shares you own. You can ensure that your shares are represented at the meeting whether or not you plan to attend by casting your vote following the instructions in the Proxy Summary on page 4 of this proxy statement.

If you plan to attend the meeting, please follow the advance registration instructions on page 34 of this proxy statement.

On behalf of the Board of Directors and management, I would like to thank you for your interest and continued commitment in FuelCell Energy.

February 4, 2013

Sincerely yours,

John A. Rolls
Chairman

Table of contents

PROXY SUMMARY	4
PROXY STATEMENT	7
PROPOSAL 1	Election of Directors	7
CORPORATE GOVERNANCE	9
The Role of the Board and Board Leadership	9
Continuing Education and Self-Evaluation	9
Code of Ethics	9
Whistleblower Policy	10
Risk Oversight	10
Communicating with Directors	10
Board of Directors and Committees	11
Biographies of Executive Officers Who Are Not Directors	14
EXECUTIVE COMPENSATION	15
Compensation Committee Report	15
Compensation Discussion and Analysis	15
Fiscal Year 2012 Summary Compensation Table	21
Grants of Plan-based Awards Table in Fiscal 2012	22
Fiscal 2012 Outstanding Equity Awards at Fiscal Year-End Table	23
Fiscal 2012 Option Exercises and Stock Vested Table	24
DIRECTOR COMPENSATION	27
Annual Director Compensation	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
EQUITY COMPENSATION PLAN INFORMATION	31
AUDIT AND FINANCE COMMITTEE REPORT	31
Independent Registered Public Accounting Firm Fees	32
PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	32
ADDITIONAL INFORMATION AND OTHER MATTERS	33

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote (page 7)

You can vote if you were a shareholder of record at the close of business on February 1, 2013.

How to Cast Your Vote

You can vote by any of the following methods until 11:59 p.m. (Eastern Standard Time) on March 27, 2013:

•

Vote by internet at www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions;

•

Vote by telephone at 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions or

Meeting Attendance

Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

Company Profile

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than 1.5 billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information please visit our website at www.fuelcellenergy.com

Corporate Governance (page 9)

•

The Role of the Board and Board Leadership

•

Board Leadership Structure

•

Continuing Education and Self-Evaluation

•

Code of Ethics

•

Whistleblower Policy

•

Risk Oversight

Board Nominees & Committees of the Board (pages 7 - 13)

•

Director Qualifications and Biographies

•

Criteria for Board Membership

•

Director Independence

•

Committees and Meeting Attendance

Named Executive Officers (“NEOs”) (pages 8 & 14)

Name	Age	Occupation	Since	Previous Position at FCE	Hired
Arthur A. Bottone	52	President and Chief Executive Officer	2011	Senior Vice President and Chief Commercial Officer	2010
Michael S. Bishop	45	Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer	2011	Vice President, Corporate Controller	2003
Anthony F. Rauseo	53	Chief Operating Officer	2010	Vice President of Engineering and Chief Engineer	2005

2012 Executive Compensation (page 15)

Forms of compensation for Executives:

•

Cash & equity; represented by: base salary, annual incentive awards, and long-term incentive compensation.

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2012 Executive Total Compensation Mix for NEOs (page 15)

2012 Executive Compensation Summary for NEOs (page 21)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Arthur A. Bottone	2012	361,669	360,000	230,706	1,972	954,347
Michael S. Bishop	2012	224,961	164,400	79,835	1,755	470,951
Anthony F. Rauseo	2012	268,638	209,000	94,220	2,463	574,321

2012 Director Compensation (page 27)

Auditors (page 32)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013.

Voting Matters (page 1)

	Management Recommendation	Page Reference (for more detail)
1. To elect (7) directors to serve for the ensuing year and until their successors are duly elected and qualified	FOR each Director Nominee	7
2. To ratify the selection of the independent registered public accounting firm for fiscal 2013	FOR	32

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PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut on Thursday, March 28, 2013 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 1, 2013 as the record date for the determination of stockholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 1, 2013 there were 189,501,707 shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 15, 2013.

Proposal 1  Election of Directors

Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the seven nominees named below as directors. All of the nominees are present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Director Qualifications and Biographies

In nominating individuals to become members of the Company’s Board of Directors, the Nominating and Corporate Governance Committee strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s shareholders.

No less than two-thirds of the Company’s Board of Directors are considered Independent Directors as such term is defined in Nasdaq Rule 4200(a)(15).

Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this proxy statement.

The Board of Directors recommends that Shareholders vote “FOR” the proposal to elect each of the seven nominees listed below as directors of the company.

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Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which first elected as a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

Arthur A. Bottone

Principal Occupation: President and Chief Executive Officer

Director since 2011

Age 52

Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and Chief Executive Officer in February 2011. Mr. Bottone’s focus is to accelerate and diversify global revenue growth to achieve profitability by capitalizing on heightened global demand for clean and renewable energy. Mr. Bottone has broad experience in the power generation field including traditional central generation and alternative energy. Prior to joining FuelCell Energy, Mr. Bottone spent 25 years at Ingersoll Rand, a diversified global industrial company, including President of the Energy Systems business. Mr. Bottone’s qualifications include extensive global business development, technology commercialization, power generation project development as well as acquisition and integration experience.

Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004.

Richard A. Bromley

Principal Occupation: Retired Vice President - Law and Government for AT&T

Director since 2007

Age 78

Mr. Bromley retired as Vice President - Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T’s New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T’s legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court. He is currently engaged in the general practice of law in California. Mr. Bromley brings executive leadership experience and valuable perspective due to his background in law and governmental affairs.

James Herbert England

Principal Occupation: Chief Executive Officer of Stahlman-England Irrigation Inc.

Director since 2008

Age 66

Mr. England is a Corporate Director and the CEO of Stahlman-England Irrigation, Inc., a multi-service company. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company’s CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc., Enbridge Energy Management, LLC, Enbridge Energy Company, Inc. and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation. Among other qualifications, Mr. England has executive leadership experience including an in-depth understanding of corporate and international finance. He also has a deep insight into the energy industry and the needs, challenges and global opportunities of the Company in particular.

James D. Gerson

Principal Occupation: Private Investor

Director since 1992

Age 69

Mr. Gerson is a member of the Board of several public and private companies including I-Light Technologies, and Localvox Media, Inc. He is also Chairman of the Board of Evercel, Inc., a holding company. Prior to its 2007 merger with Schneider Electric, Mr. Gerson served as a Director of American Power Conversion Corp. Mr. Gerson was previously a Vice President of Fahnestock & Co., Inc. (now Oppenheimer & Co.), where he held a variety of positions in corporate finance, research and portfolio management. Among other qualifications, Mr. Gerson brings senior leadership experience, including a substantial understanding of capital markets and asset management, and an understanding of technology industries.

William A. Lawson

Principal Occupation: Retired Chairman of the Board of Newcor, Inc.

Director since 1988

Age 79

Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W.A. Lawson Associates, an industrial and financial consulting firm. Among other qualifications, Mr. Lawson has executive leadership experience as a chairman of a manufacturing company. He also has financial expertise and a broad understanding of industrial technology.

John A. Rolls

Principal Occupation: Managing Partner Core Capital Group, a private investment partnership

Director since 2000

Lead independent director from 2007- 2011

Chairman of the Board of Directors since 2011

Age 71

Mr. Rolls was appointed Chairman of the Board of Directors in March 2011. Mr. Rolls is Managing Partner of Core Capital Group and Principal of Cove Harbor Partners LLC., both of which are private investment partnerships. Previously, Mr. Rolls was the President and Chief Executive Officer of Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer of RCA and Treasurer, Monsanto Company. Mr. Rolls is a Director of EDAC Technologies. Among other qualifications, Mr. Rolls has executive leadership experience as President and Chief Executive Officer of a leading global investment bank and Executive Vice President and Chief Financial Officer of a major public company. Mr. Rolls also has extensive financial expertise and a broad understanding of advanced technologies.

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Togo Dennis West, Jr.

Principal Occupation: Chairman of Noblis, Inc. and the TLI Leadership Group

Director since 2008

Age 70

Mr. West is Chairman of TLI Leadership Group, a strategic consulting firm, since 2006 and Chairman of Noblis, Inc., a nonprofit science, technology and strategy organization, since 2001. He serves on the boards of Krispy Kreme Doughnuts, Inc. and Bristol-Myers Squibb. He has practiced law as managing partner in the New York law firm of Patterson Belknap Webb and Tyler and was of counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and the Navy. He was Senior Vice President for Government Affairs with Northrop Corporation. Mr. West served as Secretary of the United States Department of Veterans Affairs from 1998 to 2000 and Secretary of the United States Army from 1993 to 1998. Among other qualifications, Mr. West has executive leadership experience in the private sector and at the highest levels of government. He brings an extensive background in the military, government, and legal profession to the Company.

CORPORATE GOVERNANCE

The Role of the Board and Board Leadership

FuelCell’s Board of Directors is committed to providing the highest standards of business conduct and integrity in its relationships with employees, customers, suppliers and shareholders. Business affairs and assets of the Corporation are managed by and under the direction of the Board of Directors.

The Company’s Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning, approve the Company’s strategy and mission, execute the Company’s financial and strategic goals, oversee risk management, and review and approve executive compensation.

In February 2011, the Board appointed an independent director as Chairman of the Board of Directors thereby separating the roles of CEO and Chairman. The Board believes that this leadership structure adheres to the Company’s commitment to monitor and oversee the Company’s compliance with sound principles of corporate governance, consistent with applicable laws and best practices.

The Company’s President and CEO is responsible for general supervision of the affairs of the Corporation and carrying out the Company’s strategic goals. The independent Chairman serves as the principal representative of the Board of Directors and presides at all meetings of shareholders and at all meetings of the Board of Directors.

Continuing Education and Self-Evaluation

The Board is regularly updated on corporate governance matters, strategies, operations and employee matters, as well as external trends and issues that affect the Company. The Company subscribes to a board education program which provides its directors with continuing education pertinent to their roles and service on the Company’s Board and committees.

The Board and each of its committees conduct annual self-assessments; the results of which are reviewed by the Nominating and Corporate Governance Committee and the full Board in an effort to improve Board and committee performance and effectiveness.

Code of Ethics

FuelCell Energy, Inc. is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company, its clients, employees or shareholders.

The Company has adopted a Code of Ethics (the “Code”), which applies to the Board of Directors, Named Executive Officers, Vice Presidents and other members of management. The Code provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit & Finance Committee has procedures to receive, retain and treat complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code can be found on the Company’s website at www.fuelcellenergy.com.

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Whistleblower Policy

The Company has adopted a Whistleblower Policy which covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

The Company has established a written protocol with a third party vendor that ensures all complaints received will be reported directly to the designated representative of the Audit & Finance Committee of the Board of Directors without going through FuelCell Energy, Inc. management channels.

The third party vendor shall offer anonymity to whistleblowers and assure those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board Committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Government Affairs Committee considers regulatory and policy risk. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment. The Audit and Finance Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board Committees reviews these risks and then discusses the process and results with the full Board.

Communicating with Directors

The Company has established a process by which shareholders or other interested parties can communicate with the Company’s Board of Directors or any of the Company’s individual directors, by sending their communications to the following address:

Board of Directors

of FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

Alternatively, communications can be submitted electronically via the Company website at http://fcel.client.shareholder.com/contactBoard.cfm.

Stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.

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Board of Directors and Committees

Board Meeting Attendance

No director attended fewer than 94% of the meetings of the Board of Directors and Committees.

Director Attendance at the Annual Meeting

All directors attended the Company’s 2012 annual meeting.

Independent Directors

The Board of Directors has determined that the following members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 4200(a)(15): Richard A. Bromley, James Herbert England, James D. Gerson, William A. Lawson, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet regularly in executive session.

Board Committees

The Board of Directors has five standing committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee, the Government Affairs Committee and the Nominating and Corporate Governance Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Director	Audit & Finance	Compensation	Executive	Government Affairs Committee	Nominating and Corporate Governance
Arthur A. Bottone			Chair	X
Richard A. Bromley		X		Chair
J. H. England	X	Chair		X
James D. Gerson	Chair		X		X
William A. Lawson		X			Chair
John A. Rolls (Chairman of the Board of Directors)	X		X		X
Togo Dennis West, Jr.		X		X

Audit and Finance Committee

The Audit and Finance Committee is comprised of Messrs. Gerson (Chairman), England, and Rolls. The principal duties of the Audit and Finance Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company and (iii) the performance of the Company’s independent auditors. The Audit and Finance Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions.

Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NASDAQ Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. England as the Audit and Finance Committee’s “Audit Committee Financial Expert.”

The Audit and Finance Committee held nine meetings during fiscal 2012. The Audit and Finance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Audit and Finance Committee’s report appears on page 31 of this proxy statement.

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Compensation Committee

The Compensation Committee is comprised of Messrs. England (Chairman), Bromley, Lawson and West. The members of the Compensation Committee are all independent directors under applicable NASDAQ rules and the Compensation Committee is governed by a Board-approved Charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board of Directors.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and directors in a reasonable and cost-effective manner. The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and directors with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company; review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session after each meeting.

The Compensation Committee held six meetings during fiscal 2012. The Compensation Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Compensation Committee’s report appears on page 15 of this proxy statement.

Executive Committee

The Executive Committee is comprised of Messrs. Bottone (Chairman), Gerson and Rolls. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, in such manner as the Committee shall deem best for the interests of the Corporation, in all cases in which specific instructions shall not have been given by the Board of Directors.

Government Affairs Committee

The Government Affairs Committee is comprised of Messrs. Bromley (Chairman), Bottone, England, and West. The principle purpose of the Government Affairs Committee is to (i) monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, as well as the Company’s ongoing relations with government agencies; and (ii) to advise the Board of the Company on performance in this regard.

The Government Affairs Committee held four meetings in fiscal 2012. The Government Affairs Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is comprised of Messrs. Lawson (Chairman), Gerson, and Rolls. The members of the Nominating Committee are all independent directors under applicable NASDAQ rules. Members of the Nominating Committee are appointed by the Board of Directors. The principal duties of the Nominating Committee, in its capacity as a committee of the Board of Directors, are (i) to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders or elected as directors to fill vacancies, (ii) to review the Company’s corporate governance principles, assess and recommend to the Board any changes deemed appropriate, (iii) to periodically review, discuss and assess the performance of the Board and the Committees of the Board, (iv) to review the Board’s committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments, (v) to periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:

Nominating and Corporate Governance Committee

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors.

The Nominating Committee held four meetings during fiscal 2012. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2012. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2012 which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.

Mr. England, presently Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a business partner for the Company. For information as to the relationship between the Company and Enbridge, see “Certain Relationships and Related Transactions” on page 30.

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Biographies of Executive Officers Who Are Not Directors

Michael S. Bishop

Principal Occupation: Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer

Age 45

Mr. Bishop was appointed Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer in June 2011. He has nearly 20 years of experience in financial operations and management with public high growth technology companies with a focus on capital raising, project finance, debt/treasury management, acquisition integration, strategic planning, internal controls, and organizational development. Since joining the Company in 2003, Mr. Bishop has held a succession of financial leadership roles including Assistant Controller, Corporate Controller and Vice President and Controller. Prior to joining FuelCell Energy, Inc., Mr. Bishop held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop also served four years in the United States Marine Corps.

Mr. Bishop received a Bachelor of Science in Accounting from Boston University in 1993 and a MBA from the University of Connecticut in 1999.

Anthony F. Rauseo

Principal Occupation: Senior Vice President and Chief Operating Officer

Age 53

Mr. Rauseo was appointed Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo is an organizational leader with a strong record of achievement in product development, business development, manufacturing, operations, and customer support. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining Fuel Cell Energy, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines.

Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and received a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2012 and its 2013 Proxy Statement filed in connection with the Company’s 2013 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

James Herbert England (Chairman)

Richard Bromley

William Lawson

Togo West, Jr.

Compensation Discussion and Analysis

Introduction

This CD&A describes the philosophy and objectives of our executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following executive officers (“NEOs”):

•

Arthur A. Bottone, President and Chief Executive Officer (“CEO”)

•

Michael Bishop, Senior Vice President, Chief Financial Officer (“CFO”), Corporate Secretary and Treasurer

•

Anthony Rauseo, Senior Vice President and Chief Operating Officer (“COO”)

The compensation of the NEOs is reported in the Summary Compensation Table presented on page 21 of this Proxy Statement.

Summary of Fiscal 2012 Compensation Actions

Our executive compensation program consists of three primary components: base salary, annual performance-based incentive awards and long-term equity incentive compensation in the form of restricted stock awards (“RSAs”).

A significant portion of the total compensation of our key employees, including the NEOs, is performance-oriented and “at risk” and, as described in this CD&A, demonstrates a transparent link between pay and performance. The following is a summary of the principal compensation actions during fiscal 2012 and the key features of our fiscal 2012 executive compensation program:

•

We amended Mr. Bottone’s employment agreement and entered into agreements with Messrs. Bishop and Rauseo (effective January 1, 2012) which provide them with certain payments and benefits upon an involuntary termination of employment, including following a change in control of the Company, which are described in detail on page 24 of this proxy statement;

•

Effective January 1, 2012, Mr. Bottone’s base salary was increased from $340,000 to $366,200; Mr. Rauseo’s base salary was increased from $260,000 to $269,200; and Mr. Bishop’s base salary was increased from $210,000 to $228,100;

•

Target annual incentive award opportunities (the amount of which is based on a percentage of base salary) were increased in fiscal 2012, as described in detail on page 18 of this Proxy Statement;

•

On June 14, 2012, the Company’s 2010 Amended and Restated Equity Incentive Plan (the “EIP”) was further amended (i) to prohibit “repricing” of outstanding awards under the EIP without stockholder approval and (ii) to remove promissory notes as an acceptable form of consideration for exercising Incentive Stock Options under the EIP;

•

The fiscal 2012 Management Incentive Plan (the “MIP”) was structured such that the annual incentive awards were linked to the achievement of pre-established Company operational milestones and strategic initiatives which we believe creates a performance-based compensation culture consistent with shareholder interests;

•

Under the terms of the MIP, the maximum annual incentive award payable was capped at 125% of the target award; the actual awards for fiscal 2012 performance (paid in fiscal 2013) were approved at 70% of target award levels for the NEOs based upon achievement of pre-established operational milestones and strategic initiatives which are described in detail on page 18 of this proxy statement;

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•

We granted RSAs to the CEO, CFO and COO with grant date fair values of $360,000, $164,400 and $209,000, respectively, as part of our annual long-term incentive compensation review;

Recent Shareholder Advisory Vote on Executive Compensation

At the 2011 Annual Meeting of Shareholders, we conducted a non-binding advisory vote of our shareholders on the compensation of the NEOs. At that meeting, approximately 96% of the votes cast by shareholders were voted to “approve” the compensation of the NEOs. Following the Annual Meeting, the Compensation Committee noted the favorable results of this advisory vote, reflecting widespread support from our shareholders. Although none of the Compensation Committee’s subsequent actions or decisions with respect to the compensation of the NEOs were directly attributable to the results of the vote, the Compensation Committee believes that shareholder feedback on executive compensation matters should be considered as part of its deliberations and intends to factor the result of future advisory votes into its compensation review process.

Compensation-Setting Process

The Compensation Committee is responsible for implementing and reviewing our executive compensation plans, policies and practices in an effort to ensure the attraction and retention of the executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of our shareholders.

The executive compensation program includes (i) a fixed component, which consists of base salary and health, welfare and retirement benefits and (ii) a variable component, which consists of an annual performance-based incentive award (the target amount of which is based on a percentage of base salary) and a long-term equity incentive award used to align a portion of each executive officer’s compensation with the long-term success of the Company and the interests of our shareholders.

The Compensation Committee reviews the base salary, target annual incentive award, long-term equity incentive award and target total direct compensation (which represents the sum of these three components) for each of the NEOs. The CEO makes recommendations to the Compensation Committee for annual merit increases in base salary, the annual incentive award payments and long-term equity incentive awards for each of the NEOs (other than himself). The Compensation Committee has the final authority to approve annual merit increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs, except with respect to the CEO whose compensation is approved by the independent members of the Board of Directors.

Typically, the Compensation Committee makes any necessary adjustments to base salaries effective in January of each year. In addition, prior to the start of each fiscal year, the CEO develops the operational milestones and strategic initiatives for the year for the Company’s key employees, including the NEOs. The milestones and strategic initiatives represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After the Company’s fiscal year-end financial results are available, the annual incentive award pool and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO whose annual incentive award payment is approved by the independent members of the Board of Directors.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO, considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation and historical annual incentive award payments and long-term equity incentive awards. Finally, the Compensation Committee considers market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation we pay to the NEOs is both competitive and reasonable.

During fiscal 2012, the Compensation Committee obtained advice from Compensia, Inc., a national compensation consulting firm (“Compensia”), on matters discussed in this CD&A. The Compensation Committee has determined that this work did not raise any conflict of interest.

Competitive Positioning

The Company periodically performs competitive market analyses of our executive and director compensation programs. In 2011, the Compensation Committee commissioned Compensia to perform such an analysis. The Compensation Committee reviewed the executive compensation practices of a group of peer companies (the “Peer Group”) (based on compensation data gathered from publicly-available filings) and other resources (including the Radford Global Technology compensation survey) to help ensure that the total compensation packages of the executive officers are within a reasonably competitive range.

Compensia worked closely with the Compensation Committee to develop the Peer Group by screening an initial list of publicly traded companies on the basis of revenue, market capitalization, total employees, growth rate and industry focus. These companies were then narrowed by identifying companies whose revenue and market capitalization ranged from approximately 0.5 to 2.5 times the Company’s revenue and market capitalization, respectively. The list was further narrowed by eliminating distressed companies and companies with international headquarters as pay practices and disclosure requirements may vary significantly from those found in the United States.

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Compensia also reviewed and considered other factors such as revenue growth, profitability, valuation (e.g., market capitalization as a multiple of sales) and business model. The final Peer Group was selected based on the subjective evaluation of all of these factors, and then consisted of the following 16 companies:

Active Power	Comverge*	PowerSecure
Ballard Power Systems, Inc.	Ener1*	Rentech
Bel Fuse, Inc.	Energy Recovery	Ultralife
Broadwind Energy	Fuel Tech	Valence Technology*
BTU International	Lime Energy
Capstone Turbine Corp.	Magnetek
* No longer publicly traded

To complete the competitive market analysis of the executive compensation program, Compensia then blended the Peer Group data with aged survey data (weighted equally) to establish the market level for each of the executive officer positions.

The Compensation Committee uses the market data as a reference point (or “market check”) to ensure that the executive compensation program is competitive with market practice. In the case of each NEO, the Compensation Committee compares the overall compensation of each individual against the market data, if his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. Ultimately, each NEO’s total compensation, and each individual compensation component, is determined primarily on the basis of Company and individual performance and internal equity.

In comparing the fiscal 2011 compensation arrangements of the NEOs with the market data, the Compensation Committee determined base salary and target total cash levels were generally at or below the 25th percentile of the market, while fiscal 2011 long term incentive awards and total direct compensation were generally between the 25th and 50th percentiles. The Compensation Committee took this market positioning into consideration in its deliberations as to the fiscal 2012 and 2013 compensation of the NEOs.

Fixed Compensation

The principal components of fixed compensation not directly linked to Company or individual performance include base salary and benefits, such as the Company’s Section 401(k) Retirement Savings plan, and health, life and disability insurance.

Base Salary

Under the executive compensation program, we view the purpose of base salary to fairly and competitively compensate the NEOs with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of the NEOs. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

At the end of 2012, the Compensation Committee reviewed the base salaries of the NEOs and the results of the competitive market analysis performed in fiscal 2011. The Compensation Committee then evaluated the performance of the Company and these individuals, as well as their anticipated future contributions to the Company’s business objectives. As a result, the Compensation Committee decided to increase the base salaries of our NEOs to levels that were more market-competitive to retain and motivate the performance of these individuals to achieve the Company’s business objectives.

The Compensation Committee approved the following increases for the NEOs (except the CEO, whose base salary was approved by the independent members of the Board of Directors):

Name	Base Salary Changes Effective January 1, 2013
	2012 Base ($)	2013 Base ($)	Increase ($)	Increase %
Arthur A. Bottone	$366,200	392,400	26,200	7.2
Michael S. Bishop	$228,100	256,200	28,100	12.3
Anthony F. Rauseo	$269,200	289,180	19,980	7.4

The base salaries of the NEOs for fiscal 2012 are reported in the Summary Compensation Table on page 21 of this Proxy Statement.

Benefits

We offer medical and dental insurance to the NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for non-executive employees. We also provide the NEOs and other eligible employees, at Company expense, group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits and other ancillary benefits (e.g., flexible spending accounts and an employee assistance program). Further, we offer a Section 401(k) Retirement Savings plan to our employees, including the NEOs.

Contributions to the Section 401(k) Retirement Savings plan are limited to an annual maximum amount as determined by the Internal Revenue Service. Effective January 1, 2012, the Company established a matching contribution equal to 1% of eligible base earnings. Participants are not permitted to receive or purchase shares of the Company’s common stock through the Section 401(k) Retirement Savings plan. The Company’s contributions to the retirement savings accounts of the NEOs for fiscal year 2012 are included in the Summary Compensation Table on page 21 of this proxy statement.

Historically, we have not provided other perquisites or personal benefits to our NEOs.

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Variable Compensation

Annual Incentive Awards

All managers and executives, including the NEOs, are eligible to participate in an annual incentive plan, the MIP, which is intended to motivate their performance in the achievement of the Company’s business objectives. The Compensation Committee determines the target annual incentive award opportunities (expressed as a percentage of base salary) under the MIP and considers the recommendations of the CEO with respect to the actual annual incentive award payments to be made to the MIP participants including the NEOs (other than with respect to his own award). The individual award payments, reflect (i) an individual’s target annual incentive award opportunity, (ii) our performance against a set of pre-established Company operational milestones; (iii) our performance against a set of pre-established Company strategic initiatives (in the case of the NEOs only); and (iv) adjustments for individual performance for all other MIP participants.

The annual incentive award payments for the NEOs are based on a review of our actual performance against the Company operational milestones (which represent 75% of the target annual incentive award opportunity) and performance against the Company strategic initiatives (which represent the remaining 25% of the target annual incentive award opportunity). The Compensation Committee may also exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company operational milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains the discretion in determining award payments based on its review and assessment of results for the fiscal year. The Compensation Committee believes that linking annual incentive awards to Company operational milestones and strategic initiatives creates a performance-based compensation opportunity that furthers shareholder interests.

For fiscal 2012, the target annual incentive award opportunities for each NEO (expressed as a percentage of base salary) were 90% for the CEO and 50% for each of the other NEOs.

Fiscal 2012 MIP and Results

For fiscal 2012, the overall design of the MIP remained unchanged from fiscal 2011, except for the Company operational milestones and strategic initiatives. The pre-established Company operational milestones for fiscal 2012 (and their respective weighting) involved: (1) securing new orders (40%); (2) improving fleet performance (15%); (3) achieving a specified gross margin (15%); 4) controlling operating expenses (10%); and (5) limiting cash use (20%). The Compensation Committee developed target performance levels for each of these milestones that were consistent with our annual operating plan for fiscal 2012.

The pre-established Company strategic initiatives for fiscal 2012 (which were equally weighted) involved (a) developing a new strategic partner; (b) strengthening the Company’s balance sheet; (c) completing the financing of certain projects; (d) executing on specified regulatory initiatives; (e) strengthening the organizational structure; and (f) growing the Advanced Technology business.

To accomplish the Company operational milestones and strategic initiatives for fiscal 2012, the management team, including the NEOs, was required to achieve target performance levels which were challenging, but achievable with diligent efforts throughout the year.

Under the MIP for fiscal 2012, performance against each of the Company operational milestones was evaluated based on a range of pre-established performance levels to obtain scores ranging from 0% to a maximum of 125%. A score of 50% generally represented the minimum level of acceptable performance required to earn an annual incentive award payment with respect to an operational milestone. Performance above this threshold level represented the achievement of Company operating results that significantly improved our financial condition and that the Compensation Committee considered to enhance shareholder value and, accordingly, could potentially result in a higher award payment.

With respect to the fiscal 2012 Company operational milestones, the Compensation Committee determined that the Company had significantly exceeded milestone (1); fully achieved milestone (4), and achieved 75% of milestone (2). The Company did not meet milestones (3) and (5).

Comparing the Company’s actual performance against the range of pre-established target levels, the Compensation Committee calculated a weighted score for each milestone, the sum of which yielded a total weighted score. The overall performance for fiscal 2012 resulted in a calculated aggregate weighted score of 46%. After evaluating the NEOs’ overall performance for the year, as well as their success in securing the POSCO Energy Co., LTD. (“POSCO”) order (which was three times the Company’s orders target for the fiscal year) and the related technology transfer and licensing agreement, the Compensation Committee approved a payout percentage for the Company operational milestones at a 50% level.

With respect to the fiscal 2012 Company strategic initiatives, the Compensation Committee determined that the Company had fully achieved initiatives (a), (b), (d) and (f) as well as 75% of initiatives (c) and (e). Based on this level of achievement, the overall performance for fiscal 2012 resulted in a calculated total weighted score for the Company strategic initiatives of 92%. The Compensation Committee then took into consideration the progress that the NEOs had made during the fiscal year on several additional strategic initiatives that, while not expressly identified at the beginning of the year, are ongoing and are expected to position the Company for significant future growth and, exercising its discretion, adjusted the payout percentage to 125%.

Applying the relative weighting of each performance category (75% for the operational milestones and 25% for the strategic initiatives), the Compensation Committee determined that the blended annual incentive award payout percentage was equal to 69% of the target award levels, which it rounded to 70%. Consequently, the Compensation Committee approved annual incentive award payments for the NEOs (other than the CEO) for fiscal 2012 at 70% of the target award levels, and made a similar recommendation to the independent members of the Board of Directors with respect to the annual incentive award payment for the CEO.

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As a result, the independent members of the Board of Directors (in the case of our CEO) and the Compensation Committee determined to pay our CEO an annual incentive award in the amount of $230,706, to pay Mr. Bishop an annual incentive award in the amount of $79,835 and to pay Mr. Rauseo an annual incentive award in the amount of $94,220.

The annual incentive award payments for the NEOs for fiscal 2012 are reported in the Summary Compensation Table on page 21 of this Proxy Statement.

Long-Term Incentive Compensation

Each of the NEOs is eligible to receive long-term equity incentive awards under the EIP. These awards are intended to align a significant portion of the NEOs’ compensation with shareholders’ interests and the long-term success of the Company by providing a direct link to future earnings potential and the market value of the Company’s common stock.

The Compensation Committee, in determining the long-term equity incentive awards to be granted to the executives, including the NEOs, considers relevant comparative market data as well as the recommendations of the CEO and other factors such as the individual’s job scope, past performance, expected future contributions, tenure, and retention risk. The Compensation Committee approves all long-term equity incentive awards for the NEOs, except for awards to the CEO whose compensation is approved by the independent members of the Board of Directors.

Beginning in fiscal 2009, the Compensation Committee approved the granting of RSAs to our key employees, including the NEOs. The RSAs vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

In determining the size of the awards granted to the NEOs, the Compensation Committee typically considers comparative market data, the recommendations of the CEO and the other factors described above. On April 5, 2012, the Compensation Committee considered and approved the recommendations of the CEO for the long-term equity incentive awards for the executives and NEOs (other than the CEO). This decision was based on the Company’s overall performance for fiscal 2011 and the desire to minimize retention risks.

On April 5, 2012, the following long-term equity incentive awards were approved for the NEOs:

•

An RSA for 163,281 shares of the Company’s common stock with a value of $209,000 was awarded to Mr. Rauseo;

•

An RSA for 128,438 shares of the Company’s common stock with a value of $164,400 was awarded to Mr. Bishop;

•

An RSA for 281,250 shares of the Company’s common stock with a value of $360,000 was awarded to Mr. Bottone.

The number of shares of the Company’s common stock subject to each RSA granted to each of the NEOs was based on the dollar value of the award approved for each individuals by the Compensation Committee (or the independent members of the Board of Directors, in the case of the CEO) divided by the closing market price of the Company’s common stock on the date of grant.

The long-term equity incentive awards granted to the NEOs in fiscal 2012 are reported in the Summary Compensation Table under Stock Awards and the Grants of Plan-Based Awards Table on pages 21 and 22, respectively, of this Proxy Statement.

Equity Award Grant Policy

The Compensation Committee does not re-price and has not re-priced equity awards. The grant date for each long-term equity incentive award is based on the date the award is approved by the Compensation Committee or the Board of Directors, as applicable. Stock option exercise prices equal the closing market price of the Company’s common stock on the grant date.

Employment Agreements

On February 8, 2011, we entered into an employment agreement with Mr. Bottone which specifies the reasons pursuant to which his employment may be terminated by the Board of Directors and provides him with certain compensation and benefits upon termination of employment or a change in control of the Company. The employment agreement also protects the Company’s interests following termination of employment by providing specific reasons for termination and by prohibiting him from engaging directly or indirectly in competition with the Company, from soliciting any employees or from disclosing confidential Company information. We believe that these provisions help ensure our long-term success.

Effective January 1, 2012, we also entered into agreements with Messrs. Bishop and Rauseo which specify the reasons pursuant to which their employment may be terminated and provide them with certain compensation and benefits upon termination of employment or a change in control of the Company. The agreements also protect the Company’s interests following termination of employment by providing specific reasons for termination. We believe that these provisions help ensure our long-term success.

For a summary of the material terms and conditions of these agreements with the NEOs, as well as the material terms and conditions of their termination of employment and change in control protections, see “Employment Agreements and Change of Control and Severance” below.

Other Compensation Policies

Compensation Recovery Policy

In 2011, the Compensation Committee considered adopting a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to the NEOs, executives and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Effective January 1, 2012, the Company has incorporated provisions in its NEO employment agreements that allow the Company to recover compensation in the future. The Compensation Committee decided to postpone adoption of a general compensation recovery (“clawback”) policy covering the annual and long-term incentive award plans and arrangements until such time as the SEC issues final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1 million paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the Company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company periodically reviews the potential consequences of Section 162(m) on the components of its executive compensation program. Executive compensation paid during fiscal 2012 complied with Section 162(m) to the extent it was applicable.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Risk Assessment

To determine the level of risk arising from our compensation policies and practices, the Company conducted a compensation-related risk assessment and evaluation process during fiscal 2011 under the oversight of the Compensation Committee. The Compensation Committee reviewed this assessment in fiscal 2012 and determined that it remains relevant for current considerations. This assessment examined the compensation programs applicable to all of our employees, including, but not limited to, the NEOs. Areas of potential risk that were reviewed included: a) compensation program design; b) performance metrics and goal setting; c) administration procedures and controls; and d) communication and disclosure. The Company’s culture and values which emphasize ethical behavior, actions that contribute to building long-term value (rather than short-term performance), teamwork, the importance of nonfinancial and strategic performance and investment in people and infrastructure were also considered.

The Compensation Committee determined that base salaries, which represent fixed compensation, do not encourage excessive risk taking. The Compensation Committee reviewed the annual incentive award program and determined that while the focus of the annual incentive awards is on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the annual incentive compensation of the NEOs represents a small portion of each individual’s total compensation package and is not likely to lead to outsized risk taking. Moreover, the Compensation Committee believes that the annual incentive award appropriately balances risk and the desire to focus executives on specific short-term goals important to the Company’s success. Under the annual incentive award program for fiscal 2012, all payments were capped at 125% of target award opportunities and a minimum level of performance was clearly defined, below which awards would not be paid. The annual incentive award program is based on balanced, quantitative performance metrics that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and shareholder interests. For these reasons, the Compensation Committee determined that annual incentive awards do not encourage unnecessary or excessive risk taking.

The Compensation Committee also assessed the long-term equity incentive awards provided to our employees that are intended to align their interests with those of the Company’s shareholders. In reviewing the Company’s 2010 Amended and Restated Equity Incentive Plan which governs the terms of such awards, the Compensation Committee noted the plan includes many provisions designed to mitigate risk and protect shareholder interests, including, but not limited to, the following:

•

Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;

•

The plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock. The minimum period for vesting is subject to the discretion of the Compensation Committee under certain circumstances (e.g., retirement, death, disability);

•

Material amendments of the plan require shareholder approval; and

•

The plan is administered by an independent committee of our Board of Directors.

•

In addition, the Compensation Committee has adopted a Grant Administration Policy which imposes limits on the number of shares that can be granted to any employee.

With respect to the long-term equity incentive awards granted to the executives, the Compensation Committee identified a number of factors that discourage excessive risk taking including: the relative size of the awards as compared with the executive’s total compensation; the minimum vesting requirements; and the Company’s policy which prohibits all hedging transactions involving shares of the Company’s common stock so executives cannot insulate themselves from the effects of poor stock price performance. The Compensation Committee concluded that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Based upon the assessment, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Fiscal Year 2012 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ended October 31, 2012, 2011, and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Arthur A. Bottone (4) President & Chief Executive Officer	2012	361,669	–	360,000	230,706	1,972	954,347
	2011	315,766	–	360,000	161,500	–	837,266
	2010	173,074	20,000(4)	199,999	33,750	–	426,823
Michael S. Bishop (5) Senior Vice President, Chief Financial Officer, Corporate Secretary & Treasurer	2012	224,961	–	164,400	79,835	1,755	470,951
	2011	186,897	–	164,350	59,850	–	411,097

Anthony F. Rauseo (6) Senior Vice President & Chief Operating Officer	2012	268,638	–	209,000	94,220	2,463	574,321
	2011	247,887	–	208,999	74,100	1,200	532,186
	2010	191,270		136,249	29,025	–	356,544

(1)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of stock awards, respectively, during each of the fiscal years 2012, 2011, and 2010. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards contained in Note 14 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended October 31, 2012.

(2)

The amounts reported in the Non-Equity Incentive Plan column represent the value of the annual incentive award payment made to each NEO in fiscal 2012, 2011, and 2010, without regard to the form of payment. The amounts reported for fiscal 2012 (paid in 2013) were paid in cash. The amounts reported for fiscal 2011 (paid in 2012) were paid in two-thirds cash and one-third in fully-vested shares of the Company’s common stock. The amounts reported for fiscal 2010 (paid in fiscal 2011) were paid one-third in cash and two-thirds in fully-vested shares of the Company’s common stock. The number of shares subject to each award payment was equal to the portion of the award payment payable in shares of common stock divided by the fair market value of the Company’s common stock on the date of award.

(3)

The amounts reported in the All Other Compensation column represent the aggregate Company contributions to the accounts of the NEOs for fiscal 2012 under the Company’s Section 401(k) Retirement Savings plan, a tax-qualified defined contribution plan. In February 2009, the Company suspended the employer matching contribution, which was subsequently reinstated on January 1, 2012. Mr. Rauseo waived health insurance coverage in 2011 and received a $1,200 allowance in accordance with the Company’s policy.

(4)

Mr. Bottone became a NEO on February 8, 2010; therefore, the amount reported in the Salary column for fiscal 2010 represents less than 12 months of compensation. Mr. Bottone’s 2010 base salary was $250,000. Mr. Bottone received a bonus in the amount of $20,000 upon hire on February 8, 2010. On February 8, 2011, Mr. Bottone became President and Chief Executive Officer and his base salary was increased to $340,000. Effective January 1, 2012, Mr. Bottone’s base salary was increased from $340,000 to $366,200.

(5)

Mr. Bishop became a NEO upon his promotion from Vice President and Controller to Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer on June 14, 2011. At that time, Mr. Bishop’s annual base salary was increased from $180,000 to $210,000. The amount reported in the Salary column for fiscal 2011 represents seven months of base salary at his prior salary and five months of base salary at the current rate. Effective January 1, 2012, Mr. Bishop’s base salary was increased from $210,000 to $228,100.

(6)

Mr. Rauseo became a NEO upon his promotion from Vice President-Engineering, Chief Engineer to Senior Vice President, Chief Operating Officer on July 5, 2010. At that time, Mr. Rauseo’s annual base salary was increased from $181,642 to $215,000. The amount reported in the Salary column for fiscal 2010 represents six months of base salary at his prior salary and six months of base salary at the increased rate. Mr. Rauseo’s annual base salary was increased to $260,000 effective on February 8, 2011. Effective January 1, 2012, Mr. Rauseo’s base salary was increased from $260,000 to $269,200.

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Grants of Plan-based Awards Table in Fiscal 2012

The following table presents, for each of the Named Executive Officers, information with respect to the awards under the fiscal 2012 Management Incentive Plan and grants of long-term equity incentive awards made to the NEOs in fiscal 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Arthur A. Bottone Annual Incentive Award for 2012 Restricted Stock Award
	—	164,790	329,580	411,975	—	—
	4/05/2012	—	—	—	281,250	360,000
Michael S. Bishop Annual Incentive Award for 2012 Restricted Stock Award
	—	57,025	114,050	142,563	—	—
	4/05/2012	—	—	—	128,438	164,400
Anthony F. Rauseo Annual Incentive Award for 2012 Restricted Stock Award
	—	67,300	134,600	168,250	—	—
	4/05/2012	—	—	—	163,281	209,000

(1)

The actual payment with respect to the fiscal 2012 annual incentive awards is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts reported in the threshold, target and maximum columns reflect the range of potential payments for fiscal 2012 that could have been made under the MIP in accordance with the financial goals determined by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Annual Incentive Award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company’s financial goals. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Variable Compensation”.

(2)

Restricted Stock Awards – Amounts reported in the “All Other Stock Awards” column represent the number of restricted shares granted to each NEO under the 2006 and 2010 Amended and Restated Equity Incentive Plans. The number of restricted shares was determined based upon the dollar value, as determined by the Compensation Committee, to be awarded to each executive and the closing market price of the Company’s common stock on the date of grant.

Grants of Plan-Based Awards

The restricted stock awards granted to the NEOs in fiscal 2012 as reflected in the Grants of Plan-Based Awards Table were granted pursuant to the Company’s 2006 and 2010 Amended and Restated Equity Incentive Plans. These awards were made on the same terms as the awards granted to all other eligible employees. The material terms and conditions of these awards are as follows:

•

Each award vests at a rate of 25% per year beginning on the first anniversary of the date of grant;

•

The Board of Directors may determine the effect on an award of the disability, death, retirement or other termination of employment of a NEO and the extent to which, and the period during which, the NEO’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder;

•

The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.

For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the discussion of Long-Term Incentive Compensation on page 19 of this Proxy Statement.

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Fiscal 2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents for each of the Named Executive Officers, information with respect to the outstanding equity awards held at October 31, 2012.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Stock Award Grant Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Arthur A. Bottone	-	-	-	-	-	2/26/2010	35,587	33,096
	-	-	-	-	-	2/08/2011	135,000	125,550
	-	-	-	-	-	04/05/2012	281,250	261,563
Michael S. Bishop	5,075	-	7.75	8/12/2003	8/12/2013	3/25/2009	4,386	4,079
	7,500	-	16.41	11/12/2003	11/12/2013	4/30/2010	9,328	8,675
	7,500	-	13.78	3/30/2004	3/30/2014	4/06/2011	24,375	22,669
	8,000	-	8.17	4/20/2005	4/20/2015	6/15/2011	53,192	49,469
	8,000	-	10.45	3/14/2006	3/14/2016	4/05/2012	128,438	119,447
	12,700	-	6.99	2/05/2007	2/05/2017
	17,000	-	8.74	1/30/2008	1/30/2018
Anthony F. Rauseo	10,000	-	9.95	8/15/2005	8/15/2015	3/25/2009	6,250	5,813
	10,000	-	8.75	11/15/2005	11/15/2015	4/30/2010	12,955	12,048
	7,500	-	10.45	3/14/2006	3/14/2016	7/30/2010	24,809	23,072
	24,000	-	6.99	2/05/2007	2/05/2017	4/06/2011	79,167	73,625
	24,000	-	8.74	1/30/2008	1/30/2018	4/05/2012	163,281	151,851

(1)

Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(2)

Option exercise price is 100% of the closing price of the Company’s common stock on the date of grant as reported on the NASDAQ.

(3)

Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(4)

The fair market value of unvested restricted stock awards is based on the per share closing market price of the Company’s common stock on October 31, 2012 of $0.93.

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Fiscal 2012 Option Exercises and Stock Vested Table

The following table presents, for each of the Named Executive Officers, the number of shares of the Company’s common stock acquired upon the vesting of restricted stock awards during fiscal 2012, and the aggregate value realized upon the vesting of such awards. There were no stock options exercised by any of the NEOs during fiscal 2012. For purposes of this table, the value realized is based upon the fair market value of the Company’s common stock on each vesting date.

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Arthur A Bottone	N/A	N/A	62,794(3)	80,513
Michael S. Bishop	N/A	N/A	34,905(4)	41,921
Anthony F. Rauseo	N/A	N/A	51,520(5)	65,826

(1)

Represents the gross number of shares acquired and value received on vesting of restricted stock awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the footnotes below.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock vested by the closing price of the Company’s shares on the applicable vesting date.

(3)

Represents the vesting of the first tranche (25%) of Mr. Bottone’s February 8, 2011 grant of 180,000 shares of restricted stock; and second tranche (25%) of his February 26, 2010 grant of 71,174 shares of restricted stock, in accordance with the terms of each grant.

(4)

Represents the vesting of the first tranche of Mr. Bishop’s June 15, 2011 grant of 70,922 shares of restricted stock; first tranche (25%) of his April 6, 2011 grant of 32,500 share of restricted stock; second tranche (25%) of his April 30, 2010 grant of 18,655 shares of restricted stock; and third tranche (25%) of his March 25, 2009 grant of 17,544 shares of restricted stock, in accordance with the terms of each grant.

(5)

Represents the vesting of the first tranche (25%) of Mr. Rauseo’s April 6, 2011 grant of 105,555 shares of restricted stock; second tranche (25%) of his July 30, 2010 grant of 49,618 shares of restricted stock; second tranche (25%) of his April 30, 2010 grant of 25,909 shares of restricted stock; and third tranche (25%) of his March 25, 2009 grant of 25,000 shares of restricted stock, in accordance with the term of each grant.

Employment Agreements and Change of Control and Severance

Messrs. Bottone, Bishop and Rauseo have agreements with the Company, under which they are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2012, we assumed the terms of these agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of the Company’s common stock. In addition, although we have entered into written arrangements to provide severance payments and benefits to certain of the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held. For more information about the NEOs’ outstanding equity awards as of October 31, 2012, see “Fiscal 2012 Outstanding Equity Awards at Fiscal Year-End Table.”

In addition to the severance payments and benefits described in each NEO’s individual agreement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Mr. Bottone

On February 8, 2011, the Company entered into a new employment agreement (the “Agreement”) with Mr. Bottone upon his promotion to President and Chief Executive Officer. Under the Agreement, which is terminable by either party upon 30 days written notice, Mr. Bottone was entitled to an initial annual base salary of $340,000, to be reviewed at least annually by the Board of Directors, and a target annual incentive award opportunity equal to 50% of Mr. Bottone’s base salary also to be determined and approved by the Board of Directors. Mr. Bottone was then granted a restricted stock award in connection with his promotion for 180,000 shares of the Company’s common stock valued at $360,000, based on the closing market price at date of grant. The Agreement also provides Mr. Bottone with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Bottone from competing with the Company during the term of his employment and for a period of two years thereafter.

In the event of a change in control of the Company leading to a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s employment is terminated by the Company without cause, he is eligible to receive a severance payment in an amount equal to two times his then-current annual base salary as of the date of termination plus the average of the bonuses paid to him since the effective date of his employment agreement. In the event of termination of Mr. Bottone’s employment by the Company for cause, the Company shall pay Mr. Bottone any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Bottone’s outstanding and unvested stock options and restricted stock awards accelerate and immediately vest upon a change of control of the Company.

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On December 15, 2011, the independent members of the Board of Directors approved the following modifications to Mr. Bottone’s employment agreement:

a)

beginning in fiscal 2012, Mr. Bottone’s target annual incentive award opportunity was increased to 90% of his base salary;

b)

in the event Mr. Bottone’s employment is terminated without cause or he resigns for good reason, his severance benefits include payment of health insurance premiums (under COBRA) at the Company’s expense for 12 months (or 18 months, if the termination event occurs in connection with a change in control of the Company), unless such coverage is provided by a successor employer; and,

c)

in the event of a change in control of the Company leading to a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s employment is terminated by the Company without cause, in each case during the period beginning three months prior to and ending 18 months after a change in control, he will be eligible to receive payment of severance benefits as described above.

The following table sets forth the potential (estimated) payments and benefits to which Mr. Bottone would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under his Agreement assuming each circumstance described below occurred on October 31, 2012.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BOTTONE

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$420,208
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$17,990	-	$26,984
Severance payment(6)	$1,055,400	-	$1,055,400
TOTAL	$1,073,390		$1,502,592

(1)

For purposes of this analysis, we have assumed that Mr. Bottone’s compensation is as follows: base salary equal to $366,200, annual incentive award payment paid for fiscal 2011 equal to $161,500, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 24 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the independent members of the Board of Directors, effective January 1, 2012.

(2)

Assumes Mr. Bottone’s date of termination of employment was October 31, 2012. The market price of the Company’s common stock on October 31, 2012 was $0.93 per share.

(3)

Mr. Bottone’s employment agreement provides for accelerated vesting of his outstanding and unvested stock options and restricted shares upon a change in control of the Company. As of October 31, 2012, he held no outstanding stock options.

(4)

The value of the restricted stock awards is based on 451,837 shares at $0.93 per share at October 31, 2012 that had not vested.

(5)

Mr. Bottone is eligible to receive payment of continued health insurance for a period of 12 months upon termination without Cause or resignation for good reason and 18 months if termination without Cause pursuant to a change in control of the Company.

(6)

Mr. Bottone is eligible to receive a severance payment equal to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

Messrs. Bishop and Rauseo

Effective January 1, 2012, the Company entered into new agreements (the “Agreements”) with Messrs. Bishop and Rauseo. Under the Agreements, Mr. Bishop was to receive an initial annual base salary of $228,100; Mr. Rauseo was to receive an initial annual base salary of $269,200; and, each executive was eligible for an annual incentive award opportunity equal to 50% of his base salary to be determined and approved by the Compensation Committee. Messrs. Bishop and Rauseo are also eligible to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company.

In the event Messrs. Bishop or Rauseo’s employment is terminated by the Company without cause, or either resigns for “good reason” (as defined in the agreements), each are eligible to receive a severance payment in an amount equal to six months of their base salary as of the date of termination. In the event of a change in control of the Company leading to a voluntary resignation by either Mr. Bishop or Mr. Rauseo, or, in the event their employment is terminated by the Company without cause, each of their outstanding and unvested stock options and restricted stock awards accelerate and immediately vest. In addition, they are each eligible to receive a severance payment in an amount equal to one year of their base salary as of the date of termination plus the average of the bonuses paid to them since their appointment as executive officers of the Company. In the event of termination of their employment by the Company for cause, the Company shall pay each of them any base salary and vacation accrued but as yet unpaid on the effective date of such termination.

The following table sets forth the potential (estimated) payments and benefits to which Messrs. Bishop and Rauseo would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under their Agreements assuming each circumstance described below occurred on October 31, 2012.

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POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$236,800
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$7,673	-	$15,345
Severance payment(6)	$114,050	-	$287,950
TOTAL	$121,723	-	$540,095

(1)

For purposes of this analysis, we have assumed that Mr. Bishop’s compensation is as follows: base salary equal to $228,100, annual incentive award payment paid for fiscal 2011 equal to $59,850, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 23 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee, effective January 1, 2012.

(2)

Assumes Mr. Bishop’s date of termination of employment was October 31, 2012. The market price of the Company’s common stock on October 31, 2012 was $0.93 per share.

(3)

Assuming termination occurs for any reason other than for Cause, Mr. Bishop is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2012, all stock options were out-of-the-money.

(4)

The value of the restricted stock awards is based on 254,624 shares at $0.93 per share at October 31, 2012 that had not vested.

(5)

Mr. Bishop is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without Cause or he resigns for good reason and 12 months if his employment is terminated without Cause pursuant to a change in control of the Company.

(6)

In the event Mr. Bishop’s employment is terminated without Cause or he resigns for Good Reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without Cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. RAUSEO

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$314,323
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$8,995	-	$17,990
Severance payment(6)	$134,600	-	$343,300
TOTAL	$143,595	-	$675,613

(1)

For purposes of this analysis, we have assumed that Mr. Rauseo’s compensation is as follows: base salary equal to $269,200, annual incentive award payment paid for fiscal 2011 equal to $74,100, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 23 of this Proxy Statement. These amounts reflect the terms of the executive’s compensation package approved by the Compensation Committee, effective January 1, 2012.

(2)

Assumes Mr. Rauseo’s date of termination of employment was October 31, 2012. The market price of the Company’s common stock on October 31, 2012 was $.93 per share.

(3)

Assuming termination occurs for any reason other than for Cause, Mr. Rauseo is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2012 all stock options were out-of-the-money.

(4)

The value of the restricted stock awards is based on 337,982 shares at $.93 per share at October 31, 2012 that had not vested.

(5)

Mr. Rauseo is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without Cause or he resigns for good reason and 12 months if his employment is terminated without Cause pursuant to a change in control of the Company.

(6)

In the event Mr. Rauseo’s employment is terminated without Cause or he resigns for Good Reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without Cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

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DIRECTOR COMPENSATION

The Board of Directors periodically reviews director compensation. The compensation and benefits program for non-employee directors described below was approved by the Board of Directors in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to the Board of Directors, the Compensation Committee was guided by the following goals: compensation should fairly pay directors, compensation should align directors’ interests with the long-term interests of our shareholders and the structure of the compensation should be simple, transparent and easy for our shareholders to understand.

The compensation of the directors includes a combination of both cash and equity. Directors receive an annual retainer and committee member and chair fees. Directors may elect to receive these fees in cash, shares of the Company’s common stock or stock options to purchase shares of the Company’s common stock. In addition, directors also receive an annual long-term equity incentive award. Following is a description of the components of the director compensation program.

New Board Members

Upon election to the Board of Directors, a non-employee director is granted a non-qualified stock option to purchase 40,000 shares of the Company’s common stock. The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.

Annual Director Compensation

The standard fee arrangements for non-employee directors include a retainer of $30,000 per year for service as a director. In addition, committee fees have been established based upon the expected number of meetings and level of activity during the year. Non-Chair committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chair committee fees are $12,500 for the Compensation, Audit and Finance, Executive, Government Affairs and Nominating and Corporate Governance Committees. The non-employee Chairman of the Board receives a fee of $20,000 annually.

All director fees are payable, at the option of the non-employee director, in cash, shares of the Company’s common stock or stock options to purchase shares of the Company’s common stock.

In addition to the fees described above, the non-employee directors also receive a long-term equity incentive award valued at $28,000 per year which may be delivered in the form of shares of the Company’s common stock or stock options to purchase shares of the Company’s common stock (at the election of the director).

If a non-employee director chooses to receive his long-term equity incentive award or his director fees in the form of stock options to purchase shares of the Company’s common stock, the total number of shares of common stock subject to the options are based on a Black-Scholes calculation as determined on or about the date of the Company’s annual meeting of shareholders. The exercise price of any stock options will be equal to the closing market price of the Company’s common stock on such date. These stock options vest at the rate of 25% per quarter from the date of grant.

In 2011, the Compensation Committee engaged Compensia to perform a competitive market analysis of each component of the director compensation program. Compensia developed a Peer Group consisting of 16 publicly traded companies which are listed on page 17 of this proxy statement. Based on this review, the Compensation Committee determined that the base cash retainer fees and the total average cash fees (including retainers, committee and chair fees, and meeting fees) were consistent with the median values provided to the directors of the Peer Group companies.

Directors Deferred Compensation Plan

Pursuant to the Company’s Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave the Board of Directors, receipt of all or a portion of their fees, whether paid in cash or equity. The election to defer receipt of all or a portion of their fees must be made by the director prior to December 31st of each calendar year or, with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Directors Deferred Compensation Plan.

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Reimbursement of Expenses

The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

FISCAL 2012 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)(2)
Richard A. Bromley	45,000	-	28,000		-	73,000
James Herbert England	-	-	75,500		-	75,500
James D. Gerson	30,000	-	45,500		-	75,500
William Lawson	30,000	-	43,000		-	73,000
John A. Rolls	-	-	85,500	(3)	-	85,500
Togo Dennis West, Jr.	37,500	-	28,000		-	65,500

THE FOLLOWING TABLE SETS FORTH THE NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2012 BY FEE TYPE.

Name of Director	Long-Term Incentive Equity Award ($)	Annual Retainer Fees ($)	Committee Participation Fees ($)		Total ($)(2)
Richard A. Bromley	28,000	30,000	15,000		73,000
James Herbert England	28,000	30,000	17,500		75,500
James D. Gerson	28,000	30,000	17,500		75,500
William Lawson	28,000	30,000	15,000		73,000
John A. Rolls	28,000	30,000	27,500	(3)	85,500
Togo Dennis West, Jr.	28,000	30,000	7,500		65,500

(1)

The amounts reported represent the aggregate grant date fair value of the stock option and stock awards computed in accordance with ASC Topic 718.

(2)

The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a director, including annual retainer fees, committee and/or chair fees.

(3)

Includes fee of $20,000 for role as Chairman of the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 1, 2013 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 189,501,707 shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 1, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Name	Position		Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Arthur A. Bottone	President & Chief Executive Officer; Director		588,235	*
Michael S. Bishop	Senior Vice President, Chief Financial Officer, Corporate Secretary & Treasurer	(2)	352,405	*
Anthony F. Rauseo	Senior Vice President & Chief Operating Officer	(3)	497,720	*
Richard A. Bromley	Director	(4)	182,151	*
James Herbert England	Director	(5)	425,892	*
James D. Gerson	Director	(6)	1,446,544	*
William A. Lawson	Director	(7)	244,797	*
John A. Rolls	Director	(8)	949,922	*
Togo Dennis West, Jr.	Director	(9)	153,011	*
POSCO Energy Co., LTD. 440 Teheran-ro, Gangnam-Gu Seoul 135-777 Korea		(10)	30,786,418	16.25%
All Directors and Executive Officers as a Group	(9 persons)	(11)	4,840,677	2.55%

*

Less than one percent.

(1)

Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)

Mr. Bishop’s shareholdings include options to purchase 65,775 shares of Common Stock, which are currently exercisable.

(3)

Mr. Rauseo’s shareholdings include options to purchase 75,500 shares of Common Stock, which are currently exercisable.

(4)

Mr. Bromley’s shareholdings include options to purchase 182,151 shares of Common Stock, which are currently exercisable.

(5)

Mr. England by virtue of being a director of Enbridge Inc., may be deemed to beneficially own 193,110 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc. Mr. England’s shareholdings include options to purchase 192,782 shares of Common Stock, which are currently exercisable.

(6)

Mr. Gerson’s shareholdings include options to purchase 178,755 shares of Common Stock, which are currently exercisable. Mr. Gerson’s shareholdings include 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by the private foundation.

(7)

Mr. Lawson’s shareholdings include options to purchase 118,976 shares of Common Stock, which are currently exercisable.

(8)

Mr. Rolls’ shareholdings include options to purchase 281,922 shares of Common Stock, which are currently exercisable.

(9)

Secretary West’s shareholdings include options to purchase 119,930 shares of Common Stock, which are currently exercisable.

(10)

Based upon the Company’s records as of February 4, 2013.

(11)

Includes options to purchase 1,215,791 shares of Common Stock, which are currently exercisable, and 193,110 shares of Common Stock issuable upon conversion of the FuelCell Energy, Ltd. Series 1 Preferred Stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, filings for the fiscal year ended October 31, 2012 were made on a timely basis with the exception of two late Form 4 filings for Mr. Bottone reporting RSA vesting transactions for February 8, 2012 and February 27, 2012.

Certain Relationships and Related Transactions

It is the Company’s policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee reviews related party transactions and any modifications thereto and consults with management and legal counsel, to ensure that such transactions are effected and in conformity with applicable legal requirements and the Company’s Code of Ethics and the Company’s Code of Conduct as well as with the Company’s independent auditors to ensure proper disclosure in SEC filings.

The below information is to the Company’s knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company’s Common Stock.

Enbridge Inc.

Mr. England is a director of Enbridge.

Enbridge is a global leader in energy transportation and distribution. During fiscal year 2012, the Company recognized revenue of approximately $0.02 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.

In connection with our acquisition of Global Thermoelectric Inc. (“Global”) in November 2003, we acquired a Preferred Shares obligation held by Enbridge, Inc. the “Series 1 preferred share agreement” issued by our Canadian subsidiary, FuelCell Energy Ltd. (“FCE Ltd”). This agreement was amended in March of 2011. Under the terms of the agreement, FCE Ltd makes (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000 to Enbridge. These payments commenced on March 31, 2011 and will end on December 31, 2020. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions. The Company guarantees the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under this modified agreement. The Company made its scheduled payments of Cdn. $4.4 million during fiscal 2012 under the terms of the modified agreement; including the recording of interest expense of approximately Cdn. $2.0 million. As of October 31, 2012, the carrying value of the Series 1 Preferred shares was Cdn. $14.2 million.

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POSCO Energy Co., LTD.

POSCO Energy, a subsidiary of our South Korean strategic partner, POSCO, holds 30,786,418 shares; approximately 16.25% of the Company’s common stock of which 3,822,630 shares were acquired in February 2007; 6,963,788 shares were acquired in October 2009 and 20,000,000 shares were acquired on April 30, 2012. In October, 2012, the Company announced the execution of a series of strategic initiatives with POSCO to expand the market for stationary fuel cell power plants in Asia, including a license agreement for POSCO to manufacture Direct FuelCell (DFC) power plants in South Korea and sell throughout Asia. The Cell Technology Transfer and License Agreement provides POSCO the rights to manufacture carbonate fuel cell components in South Korea based on DFC technology and grants commercial rights to Asian markets. The agreement harmonizes two prior license agreements so that POSCO has rights to manufacture the entire carbonate DFC power plant. The License Agreement payments total $18 million and the amendment to prior agreements payments total $8 million. The initial payment of $10 million was received on November 1, 2012. POSCO will also pay a 3.0 percent royalty to the Company for each power plant built and sold by POSCO during the next 15 years. The license agreement may be extended for two additional terms of five years each by mutual agreement.

In October 2012, the Company also announced an order from POSCO for 121.8 megawatts of fuel cell kits and services to be manufactured at the FuelCell Energy production facility in Torrington, Connecticut. The estimated value of the multi-year contract is approximately $181 million.

During fiscal year 2012, the Company recognized revenue of approximately $92.2 million from the sale of power plants and fuel cell components as well as long-term service agreements with POSCO. The Company believes that the terms of its transactions with POSCO are no less favorable to the Company than it could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the Company’s equity compensation plans as of the end of the fiscal year ended October 31, 2012.

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by shareholders:
Equity incentive plans(1)	3,120,456	$6.96	4,217,489
Employee stock purchase plan	108,008	$.79	666,365
Plans not approved by shareholders:
TOTAL	3,228,464	$6.76	4,883,854
(1) Includes the Company’s 2006 and 2010 Equity Incentive Plans.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2012 the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.

In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP, the audited consolidated financial statements in FuelCell’s Annual Report on Form 10-K for the year ended October 31, 2012. The Audit and Finance Committee has also discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “ PCAOB ”) in Rule 3200 T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure and the letter from the independent auditors, and discussed with the auditors their independence. The Audit Committee has concluded that KPMG’s independence had not been impaired.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

James D. Gerson (Chairman)

J. H. England

John A. Rolls

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Independent Registered Public Accounting Firm Fees

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the effectiveness of internal controls over financial reporting, reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q, services related to SEC filing matters, and services provided in conjunction with equity offerings. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2012 were $501,000. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2011 were $449,600.

Audit-Related Fees

Audit-related fees represent the audit of the Company’s employee benefit plan, services provided in connection with SEC registration statements and services provided in conjunction with equity offerings.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2012 were $118,175 related to services provided in connection with certain agreed upon procedures, due diligence assistance, and an audit of the Company’s 401(k) Retirement Savings plan financial statements.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2011 were $27,500 related to services provided in connection with an audit of the Company’s 401(k) Retirement Savings plan financial statements and certain agreed upon procedures.

Tax Fees

There were no fees paid to KPMG LLP for tax services for the fiscal year ended October 31, 2012 or the fiscal year ended October 31, 2011.

Other Fees

Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2012 or the fiscal year ended October 31, 2011.

As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP’s services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.

Proposal 2  Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2013. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2012.

KPMG representatives are expected to attend the 2013 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 2

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ADDITIONAL INFORMATION AND OTHER MATTERS

General

The record date for the Annual Meeting is February 1, 2013. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

Shareholder Proposals for the 2014 Annual Meeting

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials and for consideration at the 2014 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company at the following address in accordance with all applicable rules and regulations of the SEC no later than October 18, 2013.

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

Quorum and Vote Required

As of the record date, there were 189,501,707 shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present, in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal No. 2).

For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposal 1, the broker may not exercise discretion to vote for or against the proposal. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Voting by Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Michael S. Bishop, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement and FOR the ratification of the appointment of our auditors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

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Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Annual Report and Form 10-K

Additional copies of the Company’s Annual Report to Shareholders for the Fiscal year ended October 31, 2012 and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 as filed with the securities and exchange commission are available to shareholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813 Attn: Investor Relations or are also available through the company’s website at www.fuelcellenergy.com.

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

FuelCell Energy, Inc. Annual Meeting of Shareholders

Thursday, March 28, 2013

10:00 a.m. Eastern Standard Time

Hartford Marriott Downtown

200 Columbus Blvd

Hartford, Connecticut

Information About Advance Registration for Attending the Annual Meeting

In accordance with the Company’s security procedures, admission to the annual meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the record date February 1, 2013. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

•

If you are a holder of record of FuelCell Energy, you should indicate that you plan to attend the meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your Proxy Card.

•

If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the Hartford Marriott Downtown will be available in the Investor Relations section of the Company’s web site at www.fuelcellenergy.com. If you have questions regarding admission to the annual meeting you may contact the office of the corporate secretary at:

Office of the Corporate Secretary

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06813-1305

(203) 825-6102

corporatesecretary@fce.com

Please include the following information with your inquiry:

•

Your name and complete mailing address;

•

Your email address; and

•

Proof that you own FuelCell shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

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FUELCELL ENERGY, INC.
3 GREAT PASTURE ROAD
PO BOX 1305
DANBURY, CT 06813-1305
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Arthur A. Bottone
02 Richard A. Bromley
03 J H England
04 James D. Gerson
05 William A. Lawson
06 John A. Rolls
07 Togo Dennis West, Jr

The Board of Directors recommends you vote FOR the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000155532_1 R1.0.0.51160

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

PROXY FOR THE MARCH 28, 2013 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur A. Bottone and Michael S. Bishop, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut, on Thursday, March 28, 2013, at 10:00 a.m. Eastern Standard Time and at any adjournment or postponement thereof.

This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted "FOR" Proposals 1 and 2 and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

This proxy may be used for holders as of February 1, 2013.

0000155532_2 R1.0.0.51160

Continued and to be signed on reverse side